Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (including the S-8 to which this letter is attached as well as Nos. 333-233472 and 333-256658) pertaining to the 2021 Stock Incentive Plan, as amended, of our reports with respect to the consolidated financial statements of urban-gro, Inc. and its subsidiaries filed with the Securities and Exchange Commission for the years ended December 31, 2022 and 2021.

/s/ BF Borgers CPA PC
Lakewood, Colorado
Dated: September 1, 2023